                                                                   EXHIBIT 10.40

                                            CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                  200.83 and 240.24b-2



                                                   LICENSE AND SUPPORT AGREEMENT
--------------------------------------------------------------------------------







between

ALLIANT/VALENCE, LLC

and

VALENCE TECHNOLOGY, INC.
VALENCE TECHNOLOGY CAYMAN ISLANDS INC.

on

OCTOBER 7, 1996




ALLIANT/VALENCE / VALENCE CONFIDENTIAL

THIS AGREEMENT, entered into as of October 7, 1996 ("Effective Date") by and between Valence Technology, Inc. with offices at 301 Conestoga Way, Henderson, Nevada ("Valence US") and its wholly-owned subsidiary Valence Technology Cayman Islands Inc. with offices at P.O. Box 309, Grand Cayman, Cayman Islands, British West Indies ("Valence Cayman") (collectively "Valence") and Alliant/Valence, LLC, with offices at Power Sources Center, 104 Rock Road, Horsham, Pennsylvania 19044 ("Alliant/Valence").

WHEREAS, Valence has the knowledge, expertise and technology to design, develop, manufacture and sell solid polymer electrolyte batteries, and Valence owns or has rights to certain patents, trademarks, know-how, technology and other intellectual property related to the design, manufacture, and sell such batteries, and the laminates that are used in such batteries;

WHEREAS, Alliant/Valence desires to enter the business of designing, manufacturing, marketing, selling, repairing, installing, maintaining, exploiting, applying, distributing and dealing in products that use such batteries;

WHEREAS, Alliant/Valence, initially having no technology or know-how of its own on solid polymer electrolyte battery technology, desires to license from Valence the certain technology and know-how, and obtain from Valence certain support.

NOW, THEREFORE, In consideration of the mutual covenants and promises herein set forth, Joint Venture Alliant/Valence and Valence agree as follows:

1.             DEFINITIONS

1.1 AFFILIATED COMPANIES shall mean all subsidiaries, parent companies, and subsidiaries of parent companies, where the party or parent owns at least fifty percent (50%) of the subsidiary, or where the party's parent owns at least fifty percent (50%) of the party.

1.2 APPLICATIONS shall mean applications for use in the Joint Venture Markets, except for those applications for which Valence has already granted an exclusive license to another party, such as automotive, traction and utility load leveling markets licensed to General Motors, personalized lighting systems and uninterruptable power supplies licensed to Goldtron Ltd., and any applications in Korea licensed to Hanil Telecom Co., Ltd.

1.3 BATTERIES (or BATTERY, singular) shall mean the advanced rechargeable solid polymer electrolyte batteries manufactured by Alliant/Valence utilizing Laminates based on the solid polymer electrolyte technology owned and licensed by Valence.

1.4 JOINT VENTURE AGREEMENT shall mean the agreement entered into between Alliant Techsystems Inc. and Valence on October 7, 1996.

1.5 JOINT VENTURE MARKETS shall mean United States Military, foreign military sales and United States government specialized markets, not including Valence standard product sales into such markets.

1.6 INTELLECTUAL PROPERTY RIGHTS shall mean all copyright, patent rights, trademark rights and all common law rights connected therewith and all other intellectual property rights, and shall include rights to new inventions, discoveries, works of authorship and improvements existing during the term of this Agreement.

1.7 LAMINATES shall mean cathode, separator and anode laminates, or films, of the Battery, produced exclusively by Valence.

1.8 SPACE BASED APPLICATIONS shall mean Batteries intended for use on deployment in products in space.



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
                        CONFIDENTIAL TREATMENT REQUESTED


1.9 VALENCE shall mean Valence US and Valence Cayman jointly and separately, provided that Valence US shall accept any rights or obligations that arise under this agreement in the United States, Canada or Mexico, and Valence Cayman shall accept any rights or obligations that arise under this agreement in the remainder of the world.

2.             LICENSES

2.1 Valence hereby grants to Alliant/Valence a personal, non-transferable, non-sublicensable license to all of Valence's Intellectual Property Rights necessary to design, manufacture, use, sell, and distribute Batteries, using Laminate supplied exclusively by Valence, [
                                                                         ] for
Applications in the Joint Venture Markets, but specifically excluding Intellectual Property Rights relating to the composition or manufacturing of Laminates. This license shall be exclusive in the United States and non-exclusive elsewhere.

2.2 Valence hereby grants to Alliant/Valence the right to manufacture, assemble, fabricate and package Batteries, using Valence supplied Laminates, for Valence as a sub-contractor of Valence, upon terms and conditions to be agreed between Alliant/Valence and Valence.

2.3 Alliant/Valence hereby grants to Valence, and its Affiliated Companies, a non-exclusive, world-wide, royalty-free, non-transferable, non-sublicensable, personal license to all intellectual property created by Alliant/Valence during the term of this Agreement, except for Joint Venture Markets. Notwithstanding the forgoing, such license shall be assignable incident to the transfer of all or substantially all of Valence's, or its Affiliated Companies', business.

2.4 Patents arising out of inventions made jointly by employees of Valence and Alliant/Valence shall be jointly owned by the parties. The parties shall mutually agree as to which party shall file any resulting patent applications. The cost for such applications shall be equally shared.

2.5 Valence hereby grants to Alliant/Valence a non-exclusive, personal, non-transferable, non-sublicensable license to Valence's Trademarks necessary to market, sell, and distribute Batteries for Applications in the Joint Venture Market. Alliant/Valence's use of the Valence trademarks shall inure to the benefit of Valence, and Alliant/Valence shall not register nor attempt to register such trademarks in its own name. Other than the rights granted herein, each party recognizes the right, title, and interest of the other party and its affiliates in and to all service marks, trademarks, and trade names used by the other and agrees not to use any of the other party's service marks, trademarks, and trade names without the other party's express written permission, other than provided herein. Any promotional material produced by Alliant/Valence that specifically references any Battery performance specifications or promotes the additional value of such Batteries, shall also include a reference to Valence and an appropriate promotional copy supplied by Valence. Valence must approve any specifications prior to publication or distribution.

2.6 Alliant/Valence shall mark all its Batteries with the Valence logo and/or name under the license provided above. Because Valence's logo and/or name will be on the Batteries, Valence shall have right to stop manufacturing, sales and/or distribution of Batteries, if, in Valence's sole judgement, there is any safety defect. Additionally, Valence shall have the right to cause Alliant/Valence to conduct a recall of Batteries, if such a defect is discovered in Batteries already distributed outside Alliant/Valence. Alliant/Valence shall install and maintain a lot tracking system adequate to allow an effective and timely recall. Further, Valence shall review design and quality of products to assure such products meet Valence design and quality standards. Alliant/Valence shall provide representative samples of Batteries prior to their first sale, and upon incorporation of any material change.

2.7 Alliant/Valence shall market and sell the Batteries for the Applications under names, trade marks, trade names, designs, logos and get-up and all other trademark rights relating to the marketing and sale of the Batteries for the Applications. Such Alliant/Valence created trademarks, except for any marks derived from, identical with or similar to Valence's trademarks or trade name, shall belong to and be the absolute property of Alliant/Valence.


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
                        CONFIDENTIAL TREATMENT REQUESTED

2.8 Valence hereby grants Alliant/Valence a right of first refusal to the Space Based Applications market for Valence's battery technology. Prior to granting any license for Spaced Based Applications, Valence shall offer such an offer, on the same terms as are being offered to a third, to Alliant/Valence. Alliant/Valence shall have ten (10) days to accept such an offer.

3.             EXCLUSIVE USE OF VALENCE SUPPLIED LAMINATE

3.1 Alliant/Valence shall only design, manufacture, use, sell, and distribute Batteries, using Laminate supplied by Valence, [



                                                             ]

3.2 Alliant/Valence hereby covenants and warrants that it will not design, develop, manufacture Laminate or any replacement or substitute for Laminate. Alliant/Valence further warrants that it will not decompose or reverse engineer Laminate.

4.             VALENCE PERSONNEL SUPPORT

4.1 Initially, Valence will provide one hundred sixty (160) hours of consulting time to Alliant/Valence, through such personnel as it deems appropriate. Following this initial consulting, Valence, at its discretion, shall supply consulting services as it deems necessary to support
Alliant/Valence.

4.2 Valence may fulfil this obligation by providing a variety of qualified Valence engineers, depending on the needs of Alliant/Valence, and their availability from Valence. Alliant/Valence shall establish, within a reasonable amount of time, a complete battery design and test laboratory. Alliant/Valence may, if it so desires, direct these engineers to assist Alliant/Valence in setting up the complete battery design and test laboratory.

4.3 Valence employees at Alliant/Valence, shall at all times remain employees of Valence. Alliant/Valence shall not be liable for any expenses of such visiting Valence employees.

5.             MANUFACTURING EQUIPMENT

5.1 Valence grants Alliant/Valence the rights to use battery manufacturing equipment designed by or for Valence, and manufactured by Valence or its authorized equipment suppliers. These rights include the rights to the designs of the battery manufacturing equipment designed by or for Valence listed in the Manufacturing Equipment Exhibit.

5.2 Valence shall use its best efforts to either sell, upon terms and conditions acceptable to Valence and Alliant/Valence, or assist Alliant/Valence in procuring from Valence's equipment vendors, Battery manufacturing equipment. However, Alliant/Valence may also purchase Battery manufacturing equipment from vendors other than Valence or its vendors.

6.             COVENANTS AND WARRANTIES

6.1 The parties each covenants to the other that it shall fully comply with any legislative and regulatory requirements (including any regulations, statutory or otherwise, relating to environmental controls) directly or indirectly applicable to the performance of its obligations
hereunder.    Because the rights licensed under this Agreement are in part based on some technology of United States origin, Alliant/Valence shall comply with all current and future United States export regulations, including export embargoes and export licensing provisions. Valence shall use its best efforts to notify Alliant/Valence of such regulations, and any changes thereto.


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


6.2 Valence warrants to Alliant/Valence that it is the legal and beneficial owner or licensee of the technology, Intellectual Property Rights, knowledge and expertise granted to Alliant/Valence pursuant to this Agreement and has the power and capacity to enter into this Agreement.

6.3 Each party ("Indemnitor") shall, at its own expense, defend any suit that is instituted against the other ("Indemnitee") to the extent such suit alleges that any goods, information, designs, or any part, of Indemnitee, thereof sold hereunder infringe any patent, trademark, copyright, or trade secret. Indemnitor shall not be liable to Indemnitee if such alleged infringement arises from any modification or addition made by anyone other than the Indemnitor, or the use as a part of or in combination with any other devices or parts or from the use to practice any method or process, if there would have been no infringement but for such acts. Indemnitee shall give the Indemnitor immediate notice in writing of any such suit and permits the Indemnitor, through counsel of its choice, to answer the charge of infringement and defend such suit. Indemnitee shall give the Indemnitor all the needed information, assistance and authority, at the Indemnitor's expense, to enable the Indemnitor to defend or settle such suit. In the case of a final award of damages in any suit the Indemnitor, shall pay such award, but shall not be responsible for any settlement made without its prior written consent. In the event the use, lease or sale of the goods is enjoined, the Indemnitor may at its own option and expense (i) procure for the Indemnitee the right to use, lease or sell such goods, (ii) replace such goods, (iii) modify such goods, or
(iv) remove such goods and refund the aggregate payments made by the Indemnitee, less a reasonable sum for use, damage and obsolescence. THIS ABOVE STATES THE INDEMNITOR'S TOTAL RESPONSIBILITY AND LIABILITY, AND THE INDEMNITEE'S SOLE REMEDY, FOR ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT BY ANY GOODS DELIVERED HEREUNDER OR ANY PART THEREOF. THIS SECTION IS IN LIEU OF AND REPLACES ANY OTHER EXPRESS, IMPLIED OR STATUTORY WARRANTY AGAINST INFRINGEMENT.

6.4 The above indemnity obligation with regard intellectual property rights is the sole and only indemnity obligation owed by each party to the other party under this Agreement.

7.             TERMINATION

7.1            A party shall be deemed to have breached or defaulted if:

               7.1.1 any representation, warranty or statement by such party in this Agreement or in any document delivered under this Agreement is not complied with or is or proves to have been incorrect in any material respect when made;

               7.1.2 such party does not perform or comply with any one or more of its material obligations under the Agreement and such party in breach shall fail to rectify that breach within sixty (60) days of written notice of breach being given to that party in the terms of this Section; or

               7.1.4 a winding up or bankruptcy petition is presented, an order is made, an effective resolution passed or legislation enacted for the winding-up other than for the purpose of reconstruction or amalgamation of such party or if a receiver and/or manager is appointed of the undertaking or part thereof of such party; or

               7.1.5 such party is unable to pay its debts as they fall due or stops payment of its debts generally or commences negotiations with its creditors with a view to readjustment or re-scheduling of its debts or compounds or enters into any arrangement with or makes any assignment for the benefit of its creditors generally or attempts to do any of the foregoing (except as part of or pursuant to a scheme for reconstruction or amalgamation);

7.2 In the event a party commits a breach or default, as described above in Section 7.1, the other party hereto shall, without prejudice to any other rights and remedies such party may have, be entitled by notice in writing to the party in breach or default to terminate this Agreement forthwith as against such party.


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


7.3 In the event of a termination of this Agreement because of the breach or default a party, all licenses granted to the other party, and its Affiliated Companies, under this Agreement shall terminate.

7.4 The provisions of this Agreement with regard to confidential information and intellectual property rights indemnity shall survive the termination of this Agreement.

7.5 This Agreement shall immediately and automatically terminate upon the termination of the Joint Venture Agreement

8.             TAXES

8.1 Each party hereto shall be responsible for its own taxes, whether present or future including income tax payable in respect of any sum received by it, levies, goods and services tax, value added tax, impost, deductions or withholding imposed, assessed or collected by any political subdivision or taxing authority of any country in respect of this Agreement, any transaction or any documents contemplated herein. In no circumstances shall either party be obliged to gross up the amount of any payment which it is otherwise obliged to make pursuant to this Agreement so as to ensure that the net amount received by the recipient equals that amount which the recipient would have been entitled to receive in the absence of any applicable withholding tax.

8.2 Where Alliant/Valence is obliged to withhold any tax or other charge from payments otherwise due by Alliant/Valence under this Agreement, Alliant/Valence shall promptly forward to Valence the original tax payment certificates evidencing that such withholding taxes or other charges have been paid.

9.             CONFIDENTIALITY AND PUBLIC DISCLOSURE

9.1 "Confidential Information" shall mean that information of either party which is disclosed to the other party ("Recipient") by reason of the parties' relationship hereunder, either directly or indirectly in any written or recorded form, orally, or by drawings or inspection of parts or equipment, and, either in writing and marked as confidential or proprietary, or if oral, reduced to writing similarly marked within thirty (30) days of disclosure.

9.2 Recipient shall receive and use the Confidential Information only for performance of Recipient's obligations hereunder, and will not use Confidential Information for any other purpose, and shall not disclose such Confidential Information to any person or persons who do not need to have knowledge of such Confidential Information in the course of their employment. Recipient further agrees that except as authorized by the Export Administration Regulations of the U. S. Department of Commerce it will not transmit, directly or indirectly, any "technical data" acquired from the other party hereto or any "Q, S, W, Y or Z" country as those terms are defined in the Regulations.

9.3 It is expressly understood that Recipient shall not be liable for disclosure of any Confidential Information if the same:

               9.3.1     was in the public domain at the time it was disclosed;

               9.3.2     was known to Recipient at the time of disclosure;

               9.3.3 is disclosed with the prior written approval of the other party hereto;

               9.3.4 is disclosed after five (5) years from the termination of this Agreement;

               9.3.5     was independently developed by Recipient; or


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


               9.3.6 becomes known to Recipient, on a non-confidential basis, from a source other than the other party hereto, without breach of this Agreement by Recipient.

9.4 Each party hereto shall not except as authorized by the Board of Directors of Alliant/Valence, or required by any applicable law or regulation of the Cayman Islands or the United States of America, reveal to any person, firm or Alliant/Valence any of the trade secrets, secret or confidential operations, processes or dealings or confidential information of Alliant/Valence or any information concerning the organization, business, finances, transitions or affairs of Alliant/Valence which may come to his knowledge hereunder and shall keep with complete secrecy all trade secrets and other confidential information entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to Alliant/Valence or its Business or may be likely to do so.

9.5 Valence and Alliant/Valence agree that the terms and conditions of this Agreement shall not be disclosed to any other party without the prior written consent of the other, which consent should not be unreasonably withheld. Neither Valence nor Alliant/Valence shall publish or use any advertising, sales promotion, press release or publicity matters relating to this Agreement, without the prior written approval of the other, which approval shall not be unreasonably withheld. Notwithstanding the forgoing, either party may make such disclosures and press releases as are necessary to meet its disclosure requirements under the laws, regulation and rules of the Cayman Islands or the United States of America.

9.6 Alliant/Valence shall not enter into any agreement that would require it to disclose or encumber any Valence or Alliant/Valence confidential information or Intellectual Property Rights.

10.            GOOD FAITH AND RELATIONSHIP BETWEEN PARTIES

10.1 In entering into this Agreement the parties hereto recognize that it is impracticable to make provisions for every contingency that may arise in the course of the performance thereof. If by reason of any unforeseen occurrence or development the operation of this Agreement is likely to cause any inequitable hardship to any of the parties hereto, the parties hereto shall negotiate immediately in good faith as to what manner the terms and conditions of this Agreement may be modified in order to provide an equitable solution in so far as such is possible within the spirit of this Agreement for such unforeseen occurrence or development.

10.2 The parties hereto hereby agree and declare that they will execute and do all such acts and things as are necessary and within their power and authority for the time being to carry into effect and/or to comply with the provisions of this Agreement.

10.3 Nothing in this Agreement shall be construed to imply the existence of a partnership between the parties hereto. Valence and Alliant/Valence each represent and warrant to the other that they have entered into no contracts, nor are subject to any obligations, which prevent them from entering into and performing this Agreement. It is understood and agreed that Valence and Alliant/Valence are, and at all times shall remain, independent contractors. At no time shall either Party represent to any third party that it is the agent of the other for any reason whatsoever. Valence and Alliant/Valence further covenant that no authorization shall be given to any employee to act for the other Party to this Agreement. In no event shall either Party at any time have authority to make any contracts or commitments on behalf of or as an agent of the other or otherwise make use of its relationship with the other, without the other's express consent in each instance.

11.            LIMITATION OF LIABILITY

In no event shall either party be liable for any indirect, special, incidental or consequential damages resulting from its performance or failure to perform under this Agreement, whether due to a breach of contract, breach of warranty, or such party's negligence. Neither parties' liability hereunder shall exceed the amounts paid hereunder.


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


12.            GENERAL

12.1 Neither party may assign its rights or obligations under this Agreement without the prior consent of the other, and any purported assignment without such consent shall have no force or effect, except that a party may assign this Agreement incident to the transfer of all or substantially all of its business. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the respective parties hereto and their successors and assigns.

12.2 No failure or delay by either party to enforce or take advantage of any provision or right under this Agreement shall constitute a subsequent waiver of that provision or right, nor shall it be deemed to be a waiver of any of the other terms and conditions of this Agreement.

12.3 Neither party to this Agreement shall be liable for its failure to perform any of its obligations hereunder during any period in which such performance is prevented by any cause beyond its reasonable control. In the event of any such delay the date of delivery or performance hereunder shall be extended by a period equal to the time lost by reason of such delay. In the event Valence's production is curtailed, Valence may allocate its available production, as reasonably equitable, among its various customers.

12.4 The validity, performance and construction of this Agreement shall be governed by the laws of the state of Delaware (excluding its conflict of laws provisions).

12.5 Each party hereto shall bear its own costs and expenses in respect of the preparation, negotiation, finalize and execution of this Agreement and the other agreements or documents contemplated herein.

12.6 All notices or communications to be given under this Agreement shall be in writing and shall be deemed delivered upon hand delivery, upon acknowledged telex or facsimile communication, or seven (7) days after deposit in the mail, postage prepaid, by certified, registered or first class mail, addressed to the parties at their addresses set forth above.

12.7 In the event that any provision of this Agreement is prohibited by any law governing its construction, performance or enforcement, such provision shall be ineffective to the extent of such prohibition without invalidating thereby any of the remaining provisions of the Agreement.

12.8 The terms and conditions of this Agreement may not be superseded, modified, or amended except in writing which states that it is such a modification, and is signed by an authorized representative of each party hereto. This Agreement shall not be modified, supplemented, qualified, or interpreted by any trade usage or prior course of dealing not made a part of the order by its express terms.

12.9 Section titles used herein are for reference only and shall not be for purposes of interpretation.

12.10 This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.


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


12.11 This Agreement, including exhibits, constitutes the entire Agreement between the parties as to the subject matter hereof, and supersedes and replaces all prior or contemporaneous agreements, written or oral, regarding such subject matter, and shall take precedence over any additional or conflicting terms which may be contained in either party's purchase orders or order acknowledgment forms.

ACCEPTED AND AGREED:

VALENCE TECHNOLOGY, INC.                 ALLIANT/VALENCE, LLC

By:                                     By:
   -----------------------------------     -----------------------------------
signature of authorized representative  signature of authorized representative

Calvin L. Reed
--------------------------------------  --------------------------------------
printed name                             printed name

President
--------------------------------------  --------------------------------------
title                                    title

--------------------------------------  --------------------------------------
date                                     date


VALENCE TECHNOLOGY CAYMAN ISLANDS INC.

By:
--------------------------------------
signature of authorized representative

Melvern Slates
--------------------------------------
printed name

General Manager
--------------------------------------
title

--------------------------------------
date



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
                        CONFIDENTIAL TREATMENT REQUESTED


Manufacturing Equipment Exhibit


1.             [



                                                                     ]

2.             [



                                                                     ]

3.             [



                                                                     ]

4.             [







                                                                     ]

5.             [


                                                                     ]

6.             [





                                                                     ]

7.             Miscellaneous equipment

               a.   Battery testing equipment

               b.   Battery tester network and database systems

               c.   Battery safety test equipment and test chambers

               d.   Specialized laboratory equipment for component testing






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